Exhibit 99.2
Protalix BioTherapeutics Provides Enrollment Update for
the Phase III Clinical Trial of prGCD
CARMIEL, Israel, September 22, 2008 — Protalix BioTherapeutics, Inc. (Amex: PLX), today announced that the Company anticipates completion, during the second half of 2008, of enrollment in its on-going pivotal phase III clinical trial of prGCD, a proprietary plant cell expressed recombinant form of human Glucocerebrosidase (GCD) for the treatment of Gaucher disease. Currently, clinical trial sites that are participating in the trial are recruiting patients in Europe, the United States, Israel and other countries.
“We are pleased to announce that, to date, we have enrolled more than 75% of the patients required for our phase III clinical trial for prGCD,” said Dr. David Aviezer, President and Chief Executive Officer of the Company. “Given the recent and current rates of patient screening and recruitment, we anticipate that we will soon be able to complete enrollment for this study. We expect to submit a New Drug Application (NDA) with the United States Food and Drug Administration (FDA) in the second half of 2009. In addition, we are very encouraged by the fact that Gaucher disease patients that have completed our phase III clinical trial have chosen to continue to be treated with prGCD as part of our on going follow-on extension study.”
The pivotal phase III clinical trial of prGCD is a multi-center, randomized, double-blind, parallel group, dose-ranging trial to assess the safety and efficacy of prGCD in 30 naive patients suffering from Gaucher disease. In the trial, patients are selected randomly for one of two dosing arms and receive IV infusions every two weeks for nine months. The primary endpoint of the study is the percent change in spleen volume from baseline, as measured by MRI.
About Protalix BioTherapeutics
Protalix is a biopharmaceutical company. Its goal is to become a fully integrated biopharmaceutical company focused on the development and commercialization of proprietary recombinant therapeutic proteins to be expressed through its proprietary plant cell based expression system. Protalix’s ProCellEx(TM) presents a proprietary method for the expression of recombinant proteins that Protalix believes will allow for the cost-effective, industrial-scale production of recombinant therapeutic proteins. Protalix is enrolling and treating patients in its pivotal phase III clinical trial in Europe, the United States, Israel, and other locations for its lead product candidate, prGCD, for its enzyme replacement therapy for Gaucher disease, a lysosomal storage disorder in humans, and has reached an agreement with the United States Food and Drug Administration on the final design of the pivotal phase III clinical trial through the FDA’s Special Protocol Assessment (SPA) process. Protalix is also advancing additional recombinant biopharmaceutical drug development programs. For more information, please visit our website at www.Protalix.com.
Safe Harbor Statement:
To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private

Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to attract and retain partners for our technologies and products under development, the identification of lead compounds, the successful preclinical development of our products, the completion of clinical trials, the review process of the FDA, foreign regulatory bodies and other governmental regulation, and other factors described in our filings with the Securities and Exchange Commission. The statements are valid only as of the date hereof and we disclaim any obligation to update this information.
Contact:
Marcy Strickler
The Trout Group, LLC
Telephone: 646-378-2927
Email: mstrickler@troutgroup.com